UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 3, 2011

Progenics Pharmaceuticals, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-23143	13-3379479
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

777 Old Saw Mill River Road, Tarrytown, New York		10591
(Address of principal executive offices)		(Zip Code)
Registrant's telephone number, including area code (914) 789-2800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 3, 2011, the board of directors of Progenics Pharmaceuticals, Inc. (Nasdaq: PGNX) appointed Mark R. Baker chief executive officer of the Company.  Mr. Baker served as president of the Company prior to this appointment and retains the titles of general counsel and secretary.  On the same date, the Company’s founder, Paul J. Maddon, M.D., Ph.D., was appointed by the board to the newly created position of vice chairman of the board.  Dr. Maddon retains the title of chief science officer.  Both Mr. Baker and Dr. Maddon continue as members of the Company’s board of directors.  Additional information concerning Mr. Baker and Dr. Maddon contained in the Company’s Proxy Statement for its Annual Meeting of Stockholders held on June 9, 2010 is incorporated into this Item 5.02 by this reference.

A copy of the Company’s press release is included in this Report as Exhibit 99.1 and the information contained therein is incorporated into this Item 5.02 by this reference.

Item 9.01   Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.     Description

99.1	Press Release dated March 9, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                            PROGENICS PHARMACEUTICALS, INC.
                            By:  /s/ ROBERT A. MCKINNEY
                                 Robert A. McKinney
                                 Chief Financial Officer, Senior Vice President,
                                 Finance & Operations and Treasurer

Date:  March 9, 2011